UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2005

Western Water Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18756	33-0085833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Washington Avenue, Point Richmond, California		94801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-234-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03. Bankruptcy or Receivership.

On May 24, 2005, Western Water Company (WWTRRE) ("the Company") filed a voluntary petition in the United States Bankruptcy Court, Northern District of California, Oakland Division seeking reorganization relief under Chapter 11 of the Bankruptcy Code. The proceeding has been assigned Case No. 05-42839. As a result of the commencement of the bankruptcy process, the Company does not expect to be able to either complete an audit of its consolidated financial statements for the fiscal year ended March 31, 2005 or file its annual report on Form 10-K on a timely basis.

The Company intends to continue to operate its business and manage its affairs as a debtor-in-possession pursuant to provisions of the Bankruptcy Code. The Company has executed a loan commitment for debtor-in-possession financing through a Denver area commercial bank. Consistent with the loan commitment, the Company plans to seek approval of the Bankruptcy Court for the debtor-in-possession financing which will provide administrative priority for repayment and will be secured by the Company’s Cherry Creek Project in Colorado.

This report contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements about the intentions of the Company with respect to the bankruptcy proceeding, continuity of the Company's affairs, and the terms of proposed financing. These forward-looking statements are based on current beliefs and expectations, and the Company assumes no obligation to update this information. The Company’s actual results may differ materially from those in the forward-looking statements due to various factors, including those discussed in the Company’s annual and periodic reports filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Water Company

May 24, 2005	By:	Michael Patrick George

Name: Michael Patrick George
Title: Chairman, President, Chief Executive Officer, and Chief Financial Officer